Execution Version

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT is made as of the 18th day of April, 2022, by and among Parametric Portfolio Associates LLC, a Delaware limited liability company located at 800 Fifth Avenue, Suite 2800, Seattle, Washington 98104 (the “Overlay Manager”), Olive Street Investment Advisers, LLC, a Missouri limited liability company located at 12555 Manchester Road, St. Louis, MO 63131 (the “Adviser”), and, for the sole purpose of paying compensation due to the Overlay Manager under Section 6(a) of this Agreement, the Bridge Builder Trust, a Delaware statutory trust located at 12555 Manchester Road, St. Louis, MO 63131 (the “Trust”), on behalf of the series of the Trust indicated on Schedule A to this Agreement (each, a “Fund” and collectively, the “Funds”).

WHEREAS, the Adviser and the Overlay Manager are each registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, Bridge Builder Trust, a Delaware statutory trust located at 12555 Manchester Road, St. Louis, MO 63131 (the “Trust”), is an open-end investment company with one or more series of shares and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust has retained the Adviser to perform investment advisory services for the Funds, under the terms of an investment advisory agreement, dated July 10, 2013, as most recently amended as of February 16, 2022, between the Adviser and the Trust on behalf of the Fund (the “Advisory Agreement”); and

WHEREAS, the Advisory Agreement provides that the Adviser may retain one or more sub-advisers, subject to the approval of the Trust’s Board of Trustees (the “Board”), including a majority of trustees of the Board who are not “interested persons” of the Adviser (the “Independent Trustees”), in accordance with the requirements of the 1940 Act, to render portfolio management services to the Fund pursuant to investment sub-advisory agreements between the Trust, the Adviser and each such sub-adviser; and

WHEREAS, the Adviser has retained one or more other sub-advisers (each, a “Model Portfolio Provider”) to each provide a Model Portfolio (as defined in Section 3(a)(ii) below) to the Overlay Manager or, if deemed necessary and appropriate, to the Adviser with respect to the portion of the assets of the Fund allocated to such Model Portfolio Provider (each, a “Model Portfolio Provider Allocated Portion” and collectively, the “Model Portfolio Provider Allocated Portions”), pursuant to investment sub-advisory agreements by and among the Trust, the Adviser and each Model Portfolio Provider (each, a “Model Portfolio Provider Agreement”); and

WHEREAS, it is intended that one or more portions of the assets of the Fund will be invested in the component securities of an Index (as defined in Section 3(a)(iii) below) selected by the Adviser for each such portion (each, an “Indexing Allocated Portion” and collectively, the “Indexing Allocated Portions”);

WHEREAS, all of the assets of the Fund will be allocated by the Adviser, in its discretion, among the Model Portfolio Provider Allocated Portions, the Indexing Allocated Portions, and, if deemed necessary and appropriate by the Adviser, the Adviser (collectively, the “Assets”); and

WHEREAS, the Trust’s Board has duly consented to and approved the appointment of the Overlay Manager to provide the services specified herein with respect to one or more portions of the assets of the Fund as designated by the Adviser (the “Overlay Manager’s Allocated Portion”), including to make purchase and sale recommendations with respect to the Indexing Allocated Portions (the “Indexing Services”) and subject to the Investment Guidelines (as such term is defined below), implement the purchase and sale transactions recommended by (i) each Model Portfolio Provider on behalf of its Model Portfolio Provider Allocated Portion and (ii) the Overlay Manager pursuant to the Indexing Services (the “Overlay Services” and, together with the Indexing Services, the “Services”); and

WHEREAS, the Adviser, acting pursuant to the Advisory Agreement, wishes to retain the Overlay Manager to provide the Services to the Overlay Manager’s Allocated Portion in the manner and on the terms set out in this Agreement, and the Overlay Manager desires to provide such Services;

NOW, THEREFORE, WITNESSETH: The parties hereby agree as follows:

1.	APPOINTMENT OF OVERLAY MANAGER

(a)

Acceptance. The Adviser hereby appoints the Overlay Manager, and the Overlay Manager hereby accepts the appointment, on the terms herein set forth and for the compensation herein provided, to act as an investment adviser to the Fund with respect to the Overlay Manager’s Allocated Portion.

(b)

Independent Contractor. The Overlay Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized in this Agreement or another writing by the Trust or Adviser to the Overlay Manager, have no authority to act for or be deemed an agent of the Trust or the Fund in any way, or in any way be deemed an agent for the Trust or for the Fund.

(c)

The Overlay Manager’s Representations. The Overlay Manager represents, warrants and agrees that (i) it has all requisite power and authority to enter into and perform its obligations under this Agreement; (ii) it has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement; (iii) neither it nor any “affiliated person” of it, as such term is defined in Section 2(a)(3) of the 1940 Act, is subject to any disqualification that would make it unable to serve as an investment adviser to a registered investment company under Section 9 of the 1940 Act; (iv) it is duly registered as an adviser under the Advisers Act; and (v) except as otherwise specified herein, it will not delegate any obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of the Fund and the Adviser.

The Overlay Manager further represents, warrants, and agrees that it shall:

(i)	Use its best judgment and efforts in rendering the Services to the Trust and the Fund as contemplated by this Agreement;

(ii)	Maintain all licenses and registrations necessary to perform its duties and Services hereunder in good order;

(iii)	Conduct its operations at all times in conformance with the Advisers Act, the 1940 Act, and any other applicable state and/or self-regulatory organization regulations; and

(iv)

Maintain errors and omissions insurance coverage in an amount not less than its current level of coverage and shall provide written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any materials claims will be made in relation to the Overlay Manager on its insurance policies. Furthermore, the Overlay Manager shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

(d)

The Adviser’s Representations. The Adviser represents, warrants and agrees that it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. The Adviser further represents, warrants and agrees that it has the authority under the Advisory Agreement to appoint the Overlay Manager.

(e)	Plenary Authority of the Board. The Overlay Manager and Adviser both acknowledge that the Fund is a mutual fund that operates as a series of the Trust under the authority of the Board.

2.	DELIVERY OF DOCUMENTS.

(a)	The Adviser has furnished or will furnish to the Overlay Manager copies of each of the following documents:

(i)	The Declaration of the Trust as in effect on the date hereof;

(ii)	The By-laws of the Trust in effect on the date hereof;

(iii)	The resolutions of the Board approving the engagement of the Overlay Manager as a sub-adviser for the Overlay Manager’s Allocation Portion and approving the form of this Agreement;

(iv)	The Advisory Agreement;

(v)	The Code of Ethics of the Trust and of the Adviser as currently in effect;

(vi)	Current copies of the Fund’s Prospectus and Statement of Additional Information; and

(vii)

Any specific guidelines, instructions, limitations and/or restrictions applicable to the Overlay Manager’s provision of Services to the Overlay Manager’s Allocated Portion (collectively, the “Investment Guidelines”).

The Adviser shall furnish the Overlay Manager from time to time with copies of all material amendments of or material supplements to the foregoing, if any. The Adviser retains the right, on written notice to the Overlay Manager from the Adviser, to modify the Investment Guidelines in any manner and at any time and the Overlay Manager shall, as soon as practicable, comply with the amended Investment Guidelines.

(b)	The Overlay Manager has furnished or will furnish the Adviser with copies of each of the following documents:

(i)	the Overlay Manager’s most recent registration statement on Form ADV;

(ii)	information regarding the Overlay Manager’s financial condition;

(iii)	separate lists of persons whom the Overlay Manager wishes to have authorized to give written and/or oral instructions to the custodian (the “Custodian”) and accounting agent of the Fund;

(iv)	the Code of Ethics (defined below) of the Overlay Manager as currently in effect;

(v)	the Overlay Manager’s proxy voting policies as currently in effect; and

(vi)

as reasonably requested, complete and accurate copies (or summaries thereof) of policies and procedures, trading, commission and other reports, insurance policies, and such other management or operational documents as the Adviser may request in writing (on behalf of itself or the Board) in assessing the Overlay Manager.

Upon reasonable request, the Overlay Manager shall furnish the Adviser from time to time with copies of all material amendments of or material supplements to the foregoing, if any. Additionally, the Overlay Manager shall provide to the Adviser such other documents relating to the Services under this Agreement as the Adviser may reasonably request on a periodic basis. Such amendments or supplements shall be provided within thirty (30) days of the time such materials became available to the Overlay Manager. The Overlay Manager will notify the Adviser in the event any material changes to the financial condition of the Overlay Manager would impact the Services provided by the Overlay Manager.

3.	PROVISION OF SERVICES

(a)

Within the framework of the Fund’s investment objective, policies and restrictions as set forth in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, and the Investment Guidelines, and subject to the supervision of the Board and the Adviser, the Overlay Manager shall manage the Fund by providing the following services with respect to the Overlay Manager’s Allocated Portion:

(i)

Subject to the limitations set forth in this Section 3(a), the Overlay Manager shall be responsible to make all decisions to purchase, sell and retain securities and other investments for the Overlay Manager’s Allocated Portion and to place all orders for the execution of purchase and sale transactions on behalf of the Overlay Manager’s Allocated Portion.

(ii)

The Overlay Manager agrees to provide or otherwise make reasonably available to the Model Portfolio Provider a designated web-based portal or other interface or methodology agreed to by the Adviser (the “Designated Portal”) that permits a Model Portfolio Provider or the Adviser to provide the Model Portfolio Provider’s recommendations as to the securities to be purchased, sold or retained by the Fund in the Model Portfolio Provider Allocated Portion (the “Model Portfolio”), and for updating or changing the Model Portfolio’s investment recommendations as may be necessary or advisable, which may consist of additions, removals or adjustments of the constituent securities or the weightings of the constituent securities comprising the Model Portfolio (each, a “Model Portfolio Update”), each in accordance with the applicable Model Portfolio Provider Agreement. The Overlay Manager agrees that the Designated Portal shall be continuously maintained and made available to the Adviser and the Model Portfolio Providers. Upon the Overlay Manager becoming aware that the Designated Portal is or may be temporarily interrupted such that a Model Portfolio Provider is or may be unable to deliver Model Portfolio Updates to the Overlay Manager, the Overlay Manager must undertake commercially reasonable efforts to restore the availability of the Designated Portal to the Model Portfolio Providers. If the Overlay Manager fails to restore the availability of the Designated Portal for more than two (2) business days following such notice, the Overlay Manager shall, for the duration of the temporary interruption, provide the Adviser and Model Portfolio Providers with an alternative means of delivering Model Portfolio Updates to the Overlay Manager as agreed upon between the Overlay Manager, the Adviser and the Model Portfolio Providers.

(iii)

The Adviser, in its discretion, shall select an index for each Indexing Allocated Portion (each, an “Index” and collectively, the “Indexes”). The Adviser shall inform the Overlay Manager of the Index selected for each Indexing Allocated Portion. The Adviser shall also inform the Overlay Manager, at such times and in such manner as the Adviser deems appropriate, of the percentage of the Overlay Manager’s Allocated Portion allocated to each Indexing Allocated Portion. The Overlay Manager shall be responsible for making purchase and sale recommendations with respect to each Indexing Allocated Portion subject to the limitations set forth in this Section 3(a). The Overlay Manager shall be responsible for obtaining and maintaining any required licenses for the Overlay Manager to use an Index to provide the Services and shall be responsible for any costs associated with such license. The Adviser shall be responsible for obtaining and maintaining any required licenses for the Adviser or Fund to use an Index within a Fund and shall be responsible for any costs associated with such license. The parties agree that in the event costs associated with new indexes, other than standard US cap weighted indexes, utilized within a Fund materially increase, the parties will reasonably discuss amending the fee schedule to account for such increased expense.

(iv)

The Overlay Manager shall construct and maintain on a continuous basis a model portfolio that represents the aggregation of each Model Portfolio and each Indexing Allocated Portion (the “Centralized Model Portfolio”); provided, however, that the weighting of each Model Portfolio and each Indexing Allocated Portion in the Centralized Model Portfolio shall be determined by the Adviser. The Overlay Manager shall be responsible for updating the Centralized Model Portfolio to reflect each Model Portfolio Update received by the Overlay Manager and any changes to an Index, including, but not limited to, each rebalancing of an Index. The Overlay Manager has adopted policies and procedures and/or put in place appropriate internal controls to ensure the Centralized Model Portfolio is maintained and updated timely and correctly and operates as intended with respect to the Overlay Manager’s Allocated Portion.

(v)

The Overlay Manager, subject to the limitations set forth herein, shall make all decisions to purchase, sell or retain securities for the Overlay Manager’s Allocated Portion based on the Centralized Model Portfolio and shall have discretion to execute all purchase and sale transactions on behalf of the Fund necessary to implement the Centralized Model Portfolio. Without limiting the foregoing and in furtherance of any of the purposes referenced in the preceding sentence, the Overlay Manager shall, in its discretion, but subject to the limitations set forth herein, determine the timing and manner of the purchase of securities added to the Centralized Model Portfolio and the sale of securities removed from the Centralized Model Portfolio. The discretion provided to the Overlay Manager under this Section 3(a)(v) shall be subject to the Investment Guidelines. The Overlay Manager shall not be authorized to exercise any discretion with respect to the investment and reinvestment of the Overlay Manager’s Allocated Portion other than as provided in this Agreement.

(vi)

In providing the Services under this Agreement, the Overlay Manager shall manage the investments of the Overlay Manager’s Allocated Portion in accordance with the Fund’s investment objective, policies, and restrictions as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time and provided to the Overlay Manager, in compliance with the Investment Guidelines furnished pursuant to Section 2(a) of this Agreement, and in compliance with the requirements applicable to registered investment companies under applicable laws, including, but not limited to, the 1940 Act, the Commodity Exchange Act (the “CEA”) and the rules of the National Futures Association (the “NFA Rules”), and those requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended. From time to time, the Adviser or the Fund may provide the Overlay Manager with written copies of other investment policies, guidelines and restrictions applicable to the Overlay Manager’s management of the Overlay Manager’s Allocated Portion, which shall become effective at such time as agreed upon by both parties. Nothing herein shall be construed to relieve the Overlay Manager of responsibility for the Fund’s compliance with the documents, requirements, limitations and instructions referenced in this Section 3(a)(vi) (collectively, the “Fund Compliance Limitations”).

(vii)

Except to the extent otherwise instructed by the Board or the Adviser, and subject to the Investment Guidelines, the Overlay Manager shall be responsible for exercising whatever powers the Trust or the Adviser may possess with respect to any of the Overlay Manager’s Allocated Portion, including, but not limited to, the power to purchase, sell, cover open positions, to exercise rights, options, warrants, conversion privileges and redemption provisions, to tender securities pursuant to a tender offer, and generally to deal in securities, financial and commodity futures contracts, options, short-term investment vehicles and other property and assets comprising or relating to the Overlay Manager’s Allocated Portion.

(b)	In addition to providing the services set forth in Section 3(a) above with respect to the Overlay Manager’s Allocated Portion, the Overlay Manager will, at its own expense:

(i)	advise the Adviser and the Fund in connection with investment policy decisions to be made by it regarding the Fund;

(ii)

upon request, furnish the Adviser and the Fund with periodic and special reports on the execution of the portfolio transactions of the Overlay Manager’s Allocated Portion and on the performance of its obligations under this Agreement;

(iii)	submit such reports and information as the Adviser or the Fund may reasonably request to assist the Custodian in its determination of the market value of securities held in the Fund;

(iv)	obtain and evaluate pertinent economic, financial, and other information as relevant to the Services provided by the Overlay Manager;

(v)	employ professional portfolio managers;

(vi)	place orders for purchases and sales of portfolio investments for the Overlay Manager’s Allocated Portion;

(vii)	give instructions to the Custodian regarding transactions in securities for the Overlay Manager’s Allocated Portion;

(viii)

as soon as practicable after the close of business each day but no later than 11:00 a.m. Eastern time the following business day, provide the Custodian with properly formatted instructions for each transaction effected for the Overlay Manager’s Allocated Portion by the Overlay Manager, provide copies to the Adviser and the Fund upon request, and promptly forward to the Custodian copies of all brokerage or dealer confirmations received by the Overlay Manager;

(ix)

as soon as practicable following the end of each calendar month, provide the Adviser and the Fund with written statements showing all transactions effected for the Overlay Manager’s Allocated Portion during the month by the Overlay Manager, a summary listing all investments attributable to transactions of the Overlay Manager that are held in the Overlay Manager’s Allocated Portion as of the last day of the month, and such other information as the Adviser or the Fund may reasonably request in connection with any accounting or marketing services that the Adviser provides for the Fund. The Adviser, Fund, and Overlay Manager acknowledge that the Overlay Manager and the Custodian may use different pricing vendors, which may result in discrepancies with respect to performance attribution;

(x)

(A) adopt and implement written policies and procedures reasonably designed to prevent violation by the Overlay Manager, and any of its supervised persons (as such term is defined in the Advisers Act), of the 1940 Act and the Advisers Act and the rules thereunder, the Fund Compliance Limitations and all other laws and regulations relevant to the performance of its duties and Services under this Agreement (the “Overlay Manager Procedures”);

(B) to the extent reasonably requested by the Trust or the Adviser, use its best efforts to assist the Chief Compliance Officer of the Trust in respect of Rule 38a-1 under the 1940 Act including, without limitation, providing the Chief Compliance Officer of the Trust or the Adviser with (a) current copies (or summaries thereof) of the compliance policies and procedures of the Overlay Manager in effect from time to time (including prompt notice of any material changes thereto), (b) reports of any violations of the Overlay Manager’s compliance policies and procedures that occurred in connection with the provision of Services to the Fund, (c) a summary of the Overlay Manager’s annual compliance report as required by Rule 206(4)-7 of the Advisers Act, (d) to the extent permitted by law and regulation, summaries of findings related to regulatory examinations or proceedings, and (e) upon request, a certificate of the Chief Compliance Officer of the Overlay Manager to the effect that the policies and procedures (including the Overlay Manager Procedures) of the Overlay Manager are reasonably designed to prevent violation of the Federal Securities Laws (as such term is defined in Rule 38a-1);

(xi)

as applicable to the Overlay Manager’s responsibilities under this Agreement, comply with all procedures and policies adopted by the Board in compliance with applicable law, including without limitation, Rules 10f-3, 12d3-1, 17a-7, 17e-1 and 17j-1 under the 1940 Act, and the Pricing and Valuation Procedures (together, the “Fund Procedures”) provided to the Overlay Manager by the Adviser or the Fund and notify the Adviser as soon as reasonably practicable upon (a) detection of any breach of such Fund Procedures or (b) determination that a Fund Procedure conflicts with a procedure adopted by the Overlay Manager;

(xii)

maintain a written code of ethics (the “Code of Ethics”) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which will be provided to the Adviser and the Fund, including any amendments thereto, and institute and enforce procedures reasonably necessary to prevent “access persons,” as such term is defined in Rule 17j-1, from violating its Code of Ethics;

(xiii)	promptly complete and return to the Adviser or the Trust any compliance questionnaires or other inquiries submitted to the Overlay Manager in writing;

(xiv)

furnish to the Trustees such information as may reasonably be requested in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of approving this Agreement, the renewal thereof or any amendment hereto;

(xv)

to the extent called for by the Pricing and Valuation Procedures, or as reasonably requested by the Fund or Adviser, provide the Fund with information and advice regarding assets in the Overlay Manager’s Allocated Portion to assist the Fund in (i) determining the appropriate valuations of such assets; (ii) determining the appropriate liquidity classifications of such assets and whether liquidity information provided by the Fund’s liquidity classification agents is reasonable; and (iii) risk identification, risk assessment, and monitoring of risk guidelines with respect to the Fund’s derivatives risk management program;

(xvi)

with respect to any domestic (U.S.) securities held in the Overlay Manager’s Allocated Portion, file with the SEC any report on Form 13F or Schedules 13D or 13G and any amendments thereto, required by the Securities Exchange Act of 1934 (the “Exchange Act); for the avoidance of doubt, unless otherwise notified by the Adviser, only the Overlay Manager (and not any of the Model Portfolio Providers) will (i) exercise “investment discretion” with respect to the securities held in the Overlay Manager’s Allocated Portion within the meaning of Section 13(f) of the Exchange Act and (ii) exercise “voting power” and “investment power” with respect to the securities held in the Overlay Manager’s Allocated Portion within the meaning of Rule 13d-3 under the Exchange Act and;

(xvii)

with respect to any foreign (non-U.S.) securities held in the Overlay Manager’s Allocated Portion, file on a timely basis any holdings disclosures or other reports as the Overlay Manager may be required by law to file with regulatory authorities in foreign jurisdictions to the extent such requirements apply to the entity with investment discretion/power and/or voting power with respect to securities held in the Fund;

(xviii)

except as necessary to perform its duties and obligations under this Agreement or except as otherwise permitted by the Fund Procedures, shall treat confidentially, and shall not disclose without the consent of the Fund, all information in respect of the Model Portfolios and the portfolio investments of the Overlay Manager’s Allocated Portion, including, without limitation, the identification and market value or other pricing information of any and all portfolio securities or other financial instruments held by the Fund, and any and all trades of portfolio securities or other transactions effected for the Fund (including past, pending and proposed trades);

(xix)

upon request, will review the Fund’s Summary Prospectus, Prospectus, Statement of Additional Information, periodic reports to shareholders, reports and schedules filed with the Securities and Exchange Commission (the “SEC”) (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund (collectively, the “Disclosure Documents”) in order to ensure that, with respect to the disclosure about the Overlay Manager, the manner in which the Overlay Manager provides the Services to the Fund and information relating directly or indirectly to the Overlay Manager (the “Overlay Manager Disclosure”), such Disclosure Documents contain no untrue statements of material fact and do not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading;

(xx)

upon request, provide to the Adviser and the Fund administrative assistance in connection with the operation of the Fund, which shall include (i) compliance with all reasonable requests of the Adviser and the Fund for information, including information required in connection with the Fund’s filings with the SEC and other regulatory authorities, and (ii) such other services as the Adviser shall from time to time reasonably determine to be necessary or useful to the administration of the Fund.

(c)

In providing Services under this Agreement, the Overlay Manager shall (i) maintain all licenses and registrations necessary to perform its duties hereunder in good order; (ii) conduct its operations at all times in conformance with, as applicable, the Advisers Act, the 1940 Act, the CEA, the NFA Rules and any other applicable state and/or self-regulatory organization regulations; and (iii) maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board in connection with their approval of this Agreement.

(d)

The Fund or its agent will provide timely access to information to the Overlay Manager regarding such matters as inflows to and outflows from the Fund and the cash requirements of, and cash available for investment in, the Fund. The Fund or its agent will timely provide the Overlay Manager with access to monthly accounting statements for the Overlay Manager’s Allocated Portion, and such other information as may be reasonably necessary or appropriate in order for the Overlay Manager to perform the Services hereunder.

(e)

The Adviser shall inform the Overlay Manager of each Model Portfolio Provider that is responsible for providing the Overlay Manager with the Model Portfolio and each Model Portfolio Update. The Adviser shall also inform the Overlay Manager, at such times and in such manner as the Adviser deems appropriate, of the percentage of the Assets allocated to each Model Portfolio Provider Allocated Portion.

The Adviser will be responsible for all class actions and lawsuits involving the Fund or securities held, or formerly held, in the Fund. The Overlay Manager is not required to take any action or to render investment-related advice with respect to lawsuits involving the Fund, including those involving securities presently or formerly held in the Fund, or the issuers thereof, including actions involving bankruptcy. In the event the Overlay Manager receives a notice inadvertently, the Overlay Manager shall seek to promptly forward such notice to the Adviser. The Overlay Manager agrees to reasonably assist the Adviser as reasonably requested by the Adviser in relation to any class actions or other legal claims arising from securities held within the Overlay Manager Allocated Portion. In the case of notices of class action suits received by the Overlay Manager involving issuers presently or formerly held in the Fund, the Overlay Manager shall promptly forward such notices to the Adviser and, upon the instruction of the Adviser, Overlay Manager may provide information about the Fund to third parties for purposes of participating in any settlements relating to such class actions.

4.	PROXY VOTING

(a)

The Adviser hereby delegates to the Overlay Manager the Adviser’s discretionary authority to exercise voting rights with respect to the securities and investments of the Fund; provided that the Adviser may revoke this authority with respect to the Overlay Manager’s Allocated Portion of a Fund with reasonable notice to the Overlay Manager. Subject to its receipt of all necessary voting materials, the Overlay Manager shall vote all proxies with respect to investments of the Fund in accordance with the Overlay Manager’s proxy voting policy as most recently provided to the Adviser and the Trust.

(b)	The Overlay Manager’s proxy voting policies shall comply with any rules or regulations promulgated by the SEC.

(c)

The Overlay Manager shall maintain and preserve a record, in an easily-accessible place for a period of not less than three (3) years (or longer, if required by law), of the Overlay Manager’s voting procedures, of the Overlay Manager’s actual votes, and such other information required for the Fund to comply with any rules or regulations promulgated by the SEC, including the Fund’s reporting obligation on Form N-PX. The Overlay Manager shall supply updates of this record to the Adviser or any authorized representative of the Adviser, or to the Fund on a quarterly basis (or more frequently, upon the request of the Adviser). The Overlay Manager shall provide the Adviser and the Fund with information regarding the policies and procedures that the Overlay Manager uses to determine how to vote proxies relating to the Fund.

5.	ALLOCATION OF EXPENSES

Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Adviser specifically agrees that the Overlay Manager shall not be responsible for the following expenses:

(a)	fees and expenses incurred in connection with the issuance, registration and transfer of the Fund’s shares;

(b)	brokerage and commission expenses incurred by the Fund;

(c)

all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Fund including all fees and expenses of its Custodian, shareholder services agent and accounting services agent;

(d)	interest charges on any Fund borrowings;

(e)

costs and expenses of pricing and calculating its daily net asset value (including, without limitation, any equipment or services obtained for the purpose of pricing shares or valuing the Fund’s Assets) and of maintaining its books of account required under the 1940 Act, except for the expenses incurred by the Overlay Manager in connection with its services under Section 13 hereunder, which are expenses of the Overlay Manager;

(f)	Fund taxes, if any;

(g)	except as stated below, expenditures in connection with meetings of the Fund’s shareholders and the Board;

(h)

salaries and expenses of officers of the Trust, including without limitation the Trust’s Chief Compliance Officer, and fees and expenses of members of the Board or members of any advisory board or committee;

(i)	insurance premiums on property or personnel of the Fund which inure to the Fund’s benefit, including liability and fidelity bond insurance;

(j)	legal, auditing and accounting fees of the Fund and trade association dues or educational program expenses of the Trust or the Board; and

(k)

fees and expenses (including legal fees) of registering and maintaining registration of the Fund’s shares for sale under applicable securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Fund, if any.

The Overlay Manager specifically agrees that with respect to the operation of the Fund, the Overlay Manager shall be responsible for (i) providing the personnel, office space, furnishings, and equipment reasonably necessary to provide the Services to the Fund hereunder, and (ii) the costs of any special Board meetings or shareholder meetings convened as a result of a request or decision of the Overlay Manager. Additionally, the Overlay Manager agrees that the Overlay Manager shall be responsible for reasonable expenses incurred by the Fund or the Adviser in responding to a legal, administrative, judicial or regulatory action, claim, or suit involving the Overlay Manager to which neither the Fund nor the Adviser is a party. Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Fund and the Adviser in the Advisory Agreement or any other agreement to which they are parties.

6.	OVERLAY MANAGER FEES

(a)

Each Fund shall pay to the Overlay Manager, and the Overlay Manager agrees to accept, as full compensation for all Services furnished or provided to such Fund pursuant to this Agreement a fee, based on the Current Net Assets (as defined below) of the Overlay Manager’s Allocated Portion, as set forth in Schedule A attached hereto and made a part hereof. Such fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to the Overlay Manager’s Allocated Portion accrued to, but excluding, the date of termination shall be paid promptly following such termination. For purposes of computing the amount of fee accrued for any day, “Current Net Assets” shall mean the Overlay Manager’s Allocated Portion’s net assets, including cash, if any, as calculated by the Custodian as of the most recent preceding day for which the Fund’s net assets were computed.

(b)

The Overlay Manager voluntarily may reduce any portion of the fees due to it pursuant to this Agreement. Any such reduction shall be applicable only to such specific reduction and shall not constitute an agreement to reduce any future compensation due to the Overlay Manager hereunder.

7.	PORTFOLIO TRANSACTIONS

In connection with the investment and reinvestment of the assets of the Overlay Manager’s Allocated Portion pursuant to Section 3(a) hereof, the Overlay Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Overlay Manager’s Allocated Portion and to use all reasonable efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Overlay Manager’s Allocated Portion. The Overlay Manager may take into consideration, among other things, the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. The Overlay Manager shall maintain records adequate to demonstrate compliance with the requirements of this paragraph. Such records shall be made available to the Fund or Adviser upon request.

To the extent not otherwise instructed by the Board or the Adviser, in evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Overlay Manager may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Exchange Act). Consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, the Overlay Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Overlay Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer – viewed in terms of that particular transaction or in terms of the overall responsibilities of the Overlay Manager to its clients, including the Fund. In addition, the Overlay Manager is authorized to allocate purchase and sale orders for securities to brokers or dealers (including, to the extent permitted by the SEC and the 1940 Act, brokers and dealers that are affiliated with the Adviser, the Overlay Manager, any Model Portfolio Provider or the Trust’s principal underwriter) if the Overlay Manager believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund’s Assets be purchased from or sold to the Adviser, Overlay Manager, any Model Portfolio Provider, the Trust’s principal underwriter, or any affiliated person of either the Trust, Adviser, the Overlay Manager, any Model Portfolio Provider or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act and in accordance with the Fund’s procedures. Except as it relates to affiliates of the Overlay Manager, the Adviser will be responsible for providing to the Overlay Manager a list of any broker-dealers for which Overlay Manager is not able to execute transactions with on a principal basis.

The Adviser and the Fund authorize and empower the Overlay Manager to direct the Custodian to open and maintain accounts for trading in securities and other investments (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Fund. In addition, in connection with establishing such brokerage accounts, the Adviser and the Fund authorize and empower the Overlay Manager to execute for the Fund as its agent and attorney-in-fact reasonable and customary customer agreements and other documentation in connection therewith, such as International Swaps and Derivatives Association (ISDA) agreements and futures and options account agreements, with brokers, dealers, and/or futures commission merchants as the Overlay Manager shall select as provided above. Subject to applicable law, including the custody requirements under the 1940 Act, the Overlay Manager may, using such of the securities and other investments of the Fund as the Overlay Manager deems necessary or desirable, direct the Custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers or to a collateral account established with the Custodian as the Overlay Manager deems desirable or appropriate and as is required by applicable law. The Overlay Manager shall cause all securities and other property purchased or sold for the Fund to be settled at the place of business of the Custodian or as the Custodian shall direct. All securities and other property of the Fund shall remain in the direct or indirect custody of the Custodian, except as otherwise permitted by applicable law. The Overlay Manager shall notify the Custodian as soon as practicable of the necessary information to enable the Custodian to effect such purchases and sales.

The Overlay Manager further shall have the authority to instruct the Custodian (i) to pay cash for securities and other property delivered to the Custodian for the Fund, (ii) to deliver securities and other property against payment for the Fund, and (iii) to transfer assets and funds to such brokerage accounts as the Overlay Manager may designate, all consistent with the powers, authorities and limitations set forth herein. The Overlay Manager shall not have authority to cause the Custodian to deliver securities and other property, or pay cash to the Overlay Manager except as expressly provided herein. For the avoidance of doubt, nothing within this Agreement shall be construed to give the Overlay Manager custody over any of the assets of the Funds or Trust.

8.	LIABILITY; STANDARD OF CARE AND INDEMNIFICATION

The Overlay Manager shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall (as provided in Section 3 above) comply with all Fund Compliance Limitations, including the investment policies, guidelines and restrictions of the Fund; shall act at all times in the best interests of the Fund; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. The Overlay Manager shall be liable to the Fund and/or the Adviser for any loss (including brokerage charges) incurred by the Fund as a result of any investment made by the Overlay Manager in violation of Section 3(a)(vi) hereof, including any violation that results from the manner in which the Overlay Manager exercises discretion to execute purchase and sale transactions on behalf of the Fund pursuant to Section 3(a)(vi) hereof. The Overlay Manager shall have responsibility for the accuracy and completeness (and liability for the lack thereof) only of Disclosure Documents furnished to the Overlay Manager by the Adviser or the Fund, and only with respect to the Overlay Manager Disclosure in such Disclosure Documents.

Except as set forth above, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Overlay Manager, the Overlay Manager shall not be subject to liability to the Adviser or the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation for any error of judgment, for any mistake of law, for any act or omission by the Overlay Manager. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser or Fund may have under any federal securities law or state law.

The Overlay Manager shall indemnify and hold harmless the Adviser and the Fund from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case solely with respect to the Overlay Manager Disclosure and (ii) resulting from the Overlay Manager’s willful misfeasance, bad faith or gross negligence in connection with the performance of the Overlay Manager’s obligations under this Agreement, or from the Overlay Manager’s reckless disregard of its obligations and duties under this Agreement; provided, however, that the Overlay Manager’s obligation under this Section 8 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Adviser or Fund, the Adviser or Fund shall not be subject to liability to the Overlay Manager for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation for any error of judgment, for any mistake of law, for any act or omission by the Adviser or the Fund. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Overlay Manager may have under any federal securities law or state law.

The Adviser shall indemnify and hold harmless the Overlay Manager from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) resulting from the Adviser’s willful misfeasance, bad faith or gross negligence in connection with the performance of the Adviser’s obligations under this Agreement, or from the Adviser’s reckless disregard of its obligations and duties under this Agreement; provided, however, that the Adviser’s obligation under this Section 8 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Overlay Manager, is caused by or is otherwise directly related to the Overlay Manager’s own willful misfeasance, bad faith, or gross negligence, or to the reckless disregard of its duties under this Agreement.

No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or officer of the Adviser or Overlay Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

The Overlay Manager shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

9.	TERM AND TERMINATION OF THIS AGREEMENT; NO ASSIGNMENT

(a)

This Agreement shall become effective upon approval by the Board and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated on or about August 6, 2013, Investment Company Act Release No. 30592, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Overlay Manager acknowledges that it shall be without the protection (if any) accorded by shareholder approval of an investment adviser’s receipt of compensation under Section 36(b) of the 1940 Act. Further, pursuant to the exemptive relief obtained in the SEC Order dated December 29, 2021, Investment Company Act Release No. 34456, the initial approval of the Agreement (and any material amendment to such Agreement) is not required to be obtained at an in-person meeting of the Board (the “Non-In-Person Exemptive Order”).

(b)

This Agreement shall continue in effect for a period of more than two years from the date hereof and, with respect to any series of the Trust added to this Agreement by a future amendment, from the date of such amendment to add such series of the Trust to this Agreement, only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the Overlay Manager, or (c) by the Overlay Manager at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement. As used in this Section 9, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

(c)

In the event of a termination, the Overlay Manager shall cooperate in the orderly transfer of the affected Fund’s affairs and, at the request of the Board or the Adviser, transfer any and all books and records of the affected Fund maintained by the Overlay Manager on behalf of the affected Fund. For the avoidance of doubt, the Overlay Manager may retain copies of such books and records to the extent required by applicable law or regulation.

(d)

The Overlay Manager shall promptly notify the Adviser of any proposed transaction or other event that could reasonably be expected to result in an assignment of this Agreement within the meaning of the 1940 Act.

10.	SERVICES NOT EXCLUSIVE

The services of the Overlay Manager to the Adviser and the Fund are not to be deemed exclusive and it shall be free to render similar services to others so long as the Services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of the Overlay Manager and of its subsidiaries and affiliates may continue to engage in providing services to other investment advisory clients. The Adviser agrees that Overlay Manager may provide services and take action in the performance of its duties with respect to any of its other clients which may differ from services provided or the timing or nature of action taken with respect to the Fund. Nothing in this Agreement shall be deemed to require Overlay Manager, its principals, affiliates, agents or employees to purchase or sell for the Fund any security which it or they may purchase or sell for its or their own account or for the account of any other client.

11.	AGGREGATION OF ORDERS

Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of portfolio securities of the Fund with those for other accounts managed by the Overlay Manager or its affiliates, if orders are allocated in a manner deemed equitable by the Overlay Manager among the accounts and at a price approximately averaged and if such combination of orders and the allocation thereof is consistent with applicable law. The Overlay Manager agrees that (i) it will not aggregate transactions unless aggregation is consistent with its duty to seek best execution; (ii) over time, no account will be favored or disfavored over any other account; each account participating in an aggregated order will participate at the average share price for all transactions in such aggregated order on a given business day, with transaction costs shared pro-rata based on each account’s participation in the transaction; and (iii) allocations will be made in accordance with the Overlay Manager’s compliance policies and procedures and applicable law. The Overlay Manager also agrees to reasonably provide such documentation and/or information to the Fund or Adviser as is reasonably necessary to allow the Fund or Adviser to determine whether orders for the Fund have been aggregated and allocated equitably.

12.	AMENDMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, and this Agreement may be amended only by an instrument in writing signed by all parties and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder or any exemption therefrom, including the Non-In-Person Exemptive Order.

13.	BOOKS AND RECORDS

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Overlay Manager hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Fund’s or the Adviser’s request, provided, however, that Overlay Manager may retain copies of any records to the extent required for it to comply with applicable laws. The Overlay Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act (including paragraphs (b)(5), (b)(6), (b)(9), (b)(10) and (f)) and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule.

14.	NONPUBLIC PERSONAL INFORMATION; CONFIDENTIALITY

Notwithstanding any provision herein to the contrary, the Overlay Manager hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Fund (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) any “Non-public Personal Information,” as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Overlay Manager. Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Overlay Manager may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

Each party to this Agreement shall keep confidential all Confidential Information (defined below) concerning the other party and any of the Model Portfolio Providers and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, unless the non-disclosing party has authorized such disclosure or if such disclosure is compelled by subpoena or is expressly required or requested by applicable federal or state regulatory authorities. The receiving party may disclose or disseminate the disclosing party’s Confidential Information to its employees and agents that have a legitimate need to know such Confidential Information in order to assist the receiving party in performing its obligations under this Agreement. The receiving party shall advise all such foregoing persons of the receiving party’s obligations of confidentiality and non-use under this Agreement, and the receiving party shall be responsible for ensuring compliance by such persons with such obligations.

Each party shall take commercially reasonable steps to prevent unauthorized access to the other party’s and Model Portfolio Providers’ Confidential Information. In addition, each party shall promptly notify the other party in writing upon learning of any unauthorized disclosure or use of the other party’s or Model Portfolio Provider’s Confidential Information by such party or its agents.

The term “Confidential Information,” as used herein, means any of a party’s or a Model Portfolio Provider’s proprietary or confidential information, including, without limitation, the Model Portfolios, the recommendations implicit therein and any related intellectual property rights thereto, any other business information that is not generally known or available to the public, all information and advice furnished by either party to the other in connection with this Agreement, and any Non-public Personal Information of such party or Model Portfolio Provider, its affiliates, their respective clients or suppliers, or other persons with whom they do business, that may be obtained by the other party from any source or that may be developed as a result of this Agreement and Non-public Personal Information that is disclosed, directly or indirectly, to the other party by or on behalf of the disclosing party, whether in writing orally or by other means and whether or not such information is marked as confidential. Confidential Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information.

Furthermore, the Overlay Manager agrees not to use the Model Portfolios to make investments for themselves or others or to make recommendations for others except as agreed to pursuant to this Agreement. The Overlay Manager has established and will enforce appropriate procedures to ensure that all such persons will use the Model Portfolios only as permitted under this Agreement.

Each party acknowledges and agrees that due to the unique nature of Confidential Information there can be no adequate remedy at law for any breach of its obligations under this Section 14, that any such breach or threatened breach may allow a party or third parties to unfairly compete with the other party resulting in irreparable harm to such party, and therefore, that upon any such breach or any threat thereof, each party will be entitled to appropriate temporary (until the matter may be resolved) equitable and injunctive relief from a court of competent jurisdiction without the necessity of proving actual loss.

The provisions of this Section 14 shall survive any termination of this Agreement.

15.	CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES

The Overlay Manager acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and the Fund are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust or the Adviser, the Overlay Manager agrees to use its best efforts to assist the Trust and the Fund in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures. The Overlay Manager agrees to inform the Trust of any material development related to the Fund that the Overlay Manager reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act.

16.	REPORTS AND ACCESS

To the extent not otherwise identified in this Agreement, the Overlay Manager agrees to supply such other information and documentation to the Adviser and to permit such compliance inspections by the Adviser or the Fund as shall be reasonably necessary to permit the Adviser and the Fund’s service providers to satisfy their obligations and respond to the reasonable requests of the Trust.

17.	COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS

The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

18.	NOTIFICATION

The Overlay Manager agrees that it will provide prompt notice to the Adviser and Fund about developments relating to its duties as Overlay Manager of which the Overlay Manager has, or should have, knowledge that would materially affect the Fund, including but not limited to material changes in the employment status of key investment management personnel involved in the performance of the Services to the Overlay Manager’s Allocated Portion, material changes in the processes or methodologies used to perform the Services to the Overlay Manager’s Allocated Portion, any changes in senior management, operations, financial condition or ownership of the Overlay Manager’s firm, and the occurrence of any event that would disqualify the Overlay Manager from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Overlay Manager shall immediately notify the Adviser and the Trust in the event that the Overlay Manager: (1) becomes subject to a statutory disqualification that prevents the Overlay Manager from serving as an investment adviser pursuant to this Agreement; or (2) becomes the subject of an administrative proceeding or enforcement action for matters related to the Services, provided the Overlay Manager shall not be required to make such notification if prohibited from doing so by applicable law or regulation or applicable confidentiality obligations. If permitted, the Overlay Manager shall immediately forward, upon receipt, to the Adviser any correspondence (or portion of such correspondence) from the SEC or other regulatory authority that relates to the Trust or the Fund.

19.	NOTICES

Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, by hand, electronic mail, or by commercial overnight delivery service, addressed as follows:

Adviser:	General Counsel
Edward D. Jones & Co. L.P.
12555 Manchester Road
St. Louis, MO 63131
and
Olive Street Investment Advisers, LLC
12555 Manchester Road
St. Louis, MO 63131
Attn: Chief Compliance Officer
Overlay Manager:	Parametric Portfolio Associates LLC
800 Fifth Avenue, Suite 2800
Seattle, WA 98104
Attn: Legal Department
Email: PPA-LegalNotices@paraport.com
Trust/Fund:	Bridge Builder Trust
On behalf of the applicable Fund
12555 Manchester Road
St. Louis, MO 63131
Attn: Secretary

20.	ASSIGNMENT

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its “assignment,” as that term is defined in section 2(a)(4) of the 1940 Act.

21.	SEVERABILITY AND ENTIRE AGREEMENT

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter.

22.	CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

23.	CONSULTATION WITH OTHER SUB-ADVISERS

The Overlay Manager shall not consult with any Model Portfolio Provider to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund. The Overlay Manager shall not provide investment advice to any Assets of the Fund other than as provided in this Agreement.

24.	CHANGE IN THE OVERLAY MANAGER’S OWNERSHIP

The Overlay Manager agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change of control of the Overlay Manager, as defined in the 1940 Act, within a reasonable time prior to such change being effected.

25.	COUNTERPARTS

This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by electronic transmission (which shall include facsimile or email) and shall be binding upon the parties so transmitting their signatures.

26.	MISCELLANEOUS

Where the effect of a requirement of the 1940 Act or Advisers Act, as amended, reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

27.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without giving effect to the conflict of laws principles of Delaware or any other jurisdiction; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

OLIVE STREET INVESTMENT ADVISERS, LLC (Adviser)

By:	/s/ Thomas C. Kersting
Name:	Thomas C. Kersting
Title:	President

BRIDGE BUILDER TRUST on behalf of the series listed on Schedule A hereto

By:	/s/ Julius A. Drelick III
Name:	Julius A. Drelick III
Title:	President

PARAMETRIC PORTFOLIO ASSOCIATES LLC (Overlay Manager)

By:	/s/ Rob Ciro
Name:	Rob Ciro
Title:	Managing Director, Product Management